PFF BANCORP INC. INCREASES QUARTERLY CASH DIVIDEND

Pomona, Calif. - February 22, 2006 - PFF Bancorp Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Glencrest Investment Advisors, Inc. and Diversified Builder Services, Inc., today announced that its Board of Directors has increased the Company's quarterly cash dividend by $.02 per share to $0.17 per share effective with the dividend payable on March 30, 2006 to shareholders of record as of March 16, 2006.

Contact:

Kevin McCarthy, President or Gregory C. Talbott, Executive Vice President, CFO,

PFF Bancorp, Inc.

350 So. Garey Avenue Pomona, CA 91766,

(909) 623-2323.

SOURCE:  PFF Bancorp, Inc.